ACME Intermediate Holdings, LLC Terminates Cash Tender Offer; Commences Partial Redemption of Its Outstanding 12% Senior Secured Discount Notes

SANTA ANA, Calif., March 21, 2003 (PRIMEZONE) -- ACME Intermediate Holdings, LLC and ACME Intermediate Finance, Inc., wholly-owned subsidiaries of ACME Communications, Inc. (Nasdaq:ACME), announced today that they have terminated their cash tender offer and consent solicitation for their outstanding $71,634,000 12% Senior Secured Discount Notes due 2005 (CUSIP No. 004701-AC-2) and have commenced a partial redemption of $41,634,000 of the issue. Notices were sent today by the Company to noteholders setting April 21, 2003 as the redemption date.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. The Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WTVK-TV, Ft. Myers-Naples, FL; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

CONTACT:  ACME Communications, Inc.
          Tom Allen, Executive Vice President
           and Chief Financial Officer
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667